EXHIBIT 24.1



                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James P. McCoy, Jr. and Charles A. Little, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Quarterly Report on Form 10-Q of ClubCorp, Inc. for the period ended September 7, 1999, together with any amendments thereto, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1934, as amended, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:



Signature                                      Title                              Date
------------------------  ------------------------------------------------  ----------------

/s/Robert H. Dedman, Sr.
------------------------
Robert H. Dedman, Sr.     Chairman of the Board                             October 20, 1999


/s/Robert H. Dedman, Jr.
------------------------
Robert H. Dedman, Jr.     Chief Executive Officer, President and Director
                          (Principal Executive Officer)                     October 20, 1999


/s/James M. Hinckley
------------------------
James M. Hinckley         Chief Operating Officer and Director              October 20, 1999


/s/Patricia Dedman Dietz
------------------------
Patricia Dedman Dietz     Director                                          October 20, 1999
